UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 8, 2017

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, VA 23452

Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 15, 2016, Wheeler Real Estate Investment Trust, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report the contribution of the membership interests in P&W SC/GA Properties I Management, LLC (“P&W”) and South Main Streets, LLC (“South Main”) held by Multiple Holdings, LLC, Woodside Capital, LLC, SMS Management, LLC and P&W SC/GA Properties I Management, LLC (the “Contributors”), among others, to Wheeler REIT, L.P. (“Wheeler REIT”), a Virginia limited partnership of which the Company is the sole general partner, in exchange for common units (the “Common Units”) of Wheeler REIT, and as described more fully in Item 3.02 of the Original 8-K. On February 8, 2017, in connection with the contribution of the membership interests of P&W and South Main held by the Contributors to Wheeler REIT, the Company and Wheeler REIT entered into a Tax Protection Agreement (the “Tax Protection Agreement”) with Jon Wheeler due to his ownership interests in the Contributors, obligating Wheeler REIT to reimburse Mr. Wheeler (or his affiliates that received the Common Units) for tax liabilities resulting from their recognition of certain taxable income or gain in the event that Wheeler REIT takes certain action prior to November 10, 2023 with respect to the properties held by P&W and South Main, the result of which causes such recognition of taxable income or gain.

The Tax Protection Agreement is attached as an exhibit to this Form 8-K and is incorporated herein by reference. Jon Wheeler is the Company’s Chairman and Chief Executive Officer, and the Company is the general partner of Wheeler REIT. No other officer, director or affiliate of the Company is affiliated with any of the parties.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

10.1	Tax Protection Agreement.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer

Dated: February 10, 2017.

EXHIBIT INDEX

Number	Description of Exhibit

10.1	Tax Protection Agreement.